EXHIBIT 10.38
INVESTMENT AND REGISTRATION RIGHTS AGREEMENT
     This Investment Agreement (the “Agreement”), dated as of December 29, 2006, is entered into by and between LCC International, Inc., a Delaware corporation (“LCCI”), and Excicom BVBA, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of Belgium (“Seller 2”).
Recitals
     A. Seller 2 is party to that Share Purchase Agreement (the “Share Purchase Agreement”), dated as of December 22, 2006 and executed on December 22, 2006, with LCC United Kingdom Limited, a private company with limited liability organized under the laws of England and a subsidiary of the Company (“LCC UK”), Detron Corporation B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands (“Seller 1”), pursuant to which Seller 2 and Seller 1 are transferring to LCC UK all of the outstanding shares of Detron Belgium NV, a private company (naamloze vennootschap) organized under the laws of Belgium (the “Company”).
     B. The parties to the Share Purchase Agreement and LCCI have agreed that the consideration to be paid to Seller 2 for the shares of the Company transferred by Seller 2 to LCC UK pursuant to the Share Purchase Agreement shall be in the form of shares of Class A common stock, par value $.01 per share, of LCCI (“Class A Common Stock”).
     In consideration of the premises, mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Issuance of Shares. Simultaneously herewith, in reliance on the representations and warranties contained in Section 3, LCCI is issuing to Seller 2 126,328 shares of Class A Common Stock (the “Seller 2 Shares”).
     2. Representations and Warranties of the Company. LCCI hereby represents and warrants to Seller 2 as follows:
     2.1 Organization and Standing. LCCI has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority necessary to own its properties and to conduct its business as presently conducted, to deliver this Agreement and to issue the Seller 2 Shares and to perform its obligations hereunder.
     2.2 Authority. The execution and delivery by LCCI of this Agreement, and the performance by LCCI of its obligations hereunder, have been duly and validly authorized by all requisite corporate action on the part of LCCI. This Agreement is a legally valid and binding obligation of LCCI, enforceable against LCCI in accordance with its terms. The execution and delivery of this Agreement by LCCI, and the performance by LCCI of its obligations hereunder do not, as of the date hereof, (a) conflict with or violate the provisions of LCCI’s Restated Certificate of Incorporation or Bylaws, (b) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which LCCI is a party or by which LCCI is bound or to which its assets are subject, (c) result in the imposition of any encumbrance upon any assets of LCCI or (d) violate or contravene any United State federal, Delaware corporate or applicable state statute, rule or regulation applicable to LCCI or any order, writ, judgment, injunction, decree, determination or award applicable to LCCI or any of its properties or assets, except in the cases of clauses (b) through (d) above, for any such filings, consents, violations, breaches, defaults or other occurrences that (A) would not prevent the Company from performing its obligations under this Agreement in any material respect or (B) would not reasonably be likely to have a material adverse effect on the business, assets, operations or financial condition of LCCI.
     2.3 Reports and Financial Statements. LCCI has timely filed all reports required to be filed with the United States Securities Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (including the rules and regulations thereunder, the “Exchange Act”), or the Securities Act of 1933, as amended (including the rules and regulations thereunder, the “Securities Act”), since December 31, 2001 (collectively, the “LCCI SEC Reports”). The LCCI SEC Reports, as of their respective dates, or, in case of any LCCI SEC Reports that have been amended, as of the date of any such amendment, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of the LCCI SEC Reports, as of their respective dates, or, in case of any LCCI SEC Reports that have been amended, as of the date of any such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of LCCI included in the LCCI SEC Reports have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of unaudited statements, to normal recurring year-end adjustments and any other adjustments described therein) the consolidated financial position of LCCI and its consolidated subsidiaries as at the dates thereof and the consolidated results of operations and cash flows of LCCI and its consolidated subsidiaries for the periods then ended. Except as disclosed in the LCCI SEC Reports, since December 31, 2005 there has been no change in any of the significant accounting (including tax accounting) policies or procedures of LCCI or any of its consolidated subsidiaries.
     2.4 Issuance of Shares. The issuance and delivery of the Seller 2 Shares has been duly authorized. The Seller 2 Shares are duly and validly issued, fully paid and non-assessable, and will be free of all liens, charges, claims, encumbrances and restrictions on transfer other than the restrictions on transfer under applicable securities laws.
     2.5 Offering Exemption. Assuming the accuracy of the representations and warranties made by Seller 2 in Section 3.3 of this Agreement, the issuance of the Seller 2 Shares is exempt from the registration requirements of the Securities Act.
     3. Representations of Seller 2. Seller 2 represents and warrants to LCCI as follows:
     3.1 Organization and Standing. Seller 2 has been duly incorporated and is validly existing and in good standing under the laws of Belgium and has the requisite corporate power and authority necessary to own its properties and to conduct its business as presently conducted, to deliver this Agreement and to accept the Seller 2 Shares and to perform its obligations hereunder.

     3.2 Authority. Seller 2 has full power and authority to enter into and to perform this Agreement in accordance with its terms and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller 2 and constitutes a valid and binding obligations of Seller 2 enforceable in accordance with its terms. The execution and delivery of this Agreement by Seller 2 and the performance by Seller 2 of its obligations hereunder, do not, as of the date hereof, (a) conflict with or violate the provisions of Seller 2’s organizational documents, (b) require on the part of Seller 2 any filing with, or any permit, authorization, consent or approval of, any governmental entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Seller 2 is a party or by which Seller 2 is bound or to which its assets are subject, (d) result in the imposition of any encumbrance upon any assets of Seller 2 or (e) violate or contravene any statute, rule or regulation of Belgium applicable to Seller 2 or any order, writ, judgment, injunction, decree, determination or award applicable to Seller 2 or any of its properties or assets, except in the cases of clauses (b) through (e) above, for any such filings, consents, violations, breaches, defaults or other occurrences that (A) would not prevent or delay the consummation of any of the transactions contemplated by this Agreement in any material respect , or otherwise prevent Seller 2 from performing its obligations under this Agreement in any material respect or (B) would not reasonably be likely to have a material adverse effect on the business, assets, operations or financial condition of Seller 2.
     3.3 Securities Laws Representations.
     (a) Seller 2 is acquiring the Seller 2 Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and Seller 2 has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.
     (b) Seller 2 has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Seller 2 Shares, has carefully reviewed the representations concerning LCCI contained in this Agreement and has made detailed inquiry concerning LCCI, its business and its personnel; the officers of LCCI have made available to Seller 2 any and all written information that Seller 2 has requested and have answered to Seller 2’s satisfaction all inquiries made by Seller 2. Seller 2 has adequate net worth and means of providing for its current needs and contingencies to sustain a complete loss of its investment in LCCI. Seller 2’s overall commitment to investments which are not readily marketable is not disproportionate to its net worth and Seller 2’s investment in the Seller 2 Shares will not cause such overall commitment to become excessive. If needed, Seller 2 has discussed with its professional legal, tax and/or financial advisors the suitability of an investment in LCCI for Seller 2’s particular tax and financial situation. Seller 2 understands that the Seller 2 Shares have not been registered under the Securities Act or any other securities laws, by reason of their issuance by LCCI in a transaction exempt from the registration requirements thereof and that the Seller 2 Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder. Seller 2 acknowledges that the certificates representing the Seller 2 Shares shall bear a legend indicating the restrictions on transfers to which they are subject, and any transfer agent employed or utilized by LCCI shall be instructed not to effect transfer of such Seller 2 Shares without prior written authorization from LCCI.

     (c) Seller 2 is aware of the provisions of Rule 144 under the Securities Act, which permits limited resales of “restricted securities” (as such term is defined in Rule 144), subject to the satisfaction of certain conditions, including, among other things: (i) the condition that there be available certain current public information about the issuer of such securities; (ii) the condition that the sale of securities be effected not less than one year after a party has purchased and paid for the securities to be sold; (iii) the condition that the sale of securities be effected through an unsolicited “brokers’ transaction” or in transactions directly with a “market maker” (as such terms are defined in Rule 144); and (iv) the condition that the number of securities being sold during any three-month period not exceed specified limitations.
     (d) (i) Seller 2 hereby certifies that it is not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act (“Regulation S”) and is not acquiring the for the account or benefit of a “U.S. person.” Seller 2 is not a “U.S. person” by virtue of being a partnership, corporation or similar entity organized or incorporated under the laws of a state, province or country other than the United States or a state thereof and not organized by a resident of the United States principally for the purpose of investing in securities in transactions not registered under the laws of the Securities Act.
          (ii) Seller 2 acknowledges that the issuance of the Seller 2 Shares constitutes an “offshore transaction” as that term is defined in Rule 902(h) of Regulation S. The issuance of the Seller 2 Shares is an “offshore transaction” because Seller 2: (x) is not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S; (y) was not a “U.S. person” at the time the offer to acquire the Seller 2 Shares was made to and accepted by Seller 2; and (z) was not solicited to acquire the Seller 2 Shares by way of directed selling efforts in the United States.
          (iii) Seller 2 agrees to resell the Seller 2 Shares only in accordance with the resale provisions of Regulation S, pursuant to an available exemption from registration or pursuant to a registration statement under the Securities Act. Seller 2 agrees not to engage in hedging transactions with regard to the Seller 2 Shares unless such transactions are in compliance with applicable provisions of the Securities Act. Seller 2 is aware that certificates representing the Seller 2 Shares shall contain a legend to the effect of the foregoing.
     4. Piggyback Registration Rights.
          4.1 Certain Definitions. The following terms shall have the following meanings for purposes of this Agreement:
          “Class B Common Stock” means the Class B Common Stock, par value $.01 per share, of LCCI, which stock is convertible into Class A Common Stock on a share-for-share basis as described in LCCI’s Certificate of Incorporation.
          “Common Stock” means the Class A Common Stock and the Class B Common Stock.
          “Detron Investors” means Seller 1 and Seller 2.
          “Person” means any natural person, corporation, limited liability company, partnership, limited partnership, venture, trust, estate, governmental entity or other entity.

          “Registrable Securities” means all shares of Class A Common Stock held at the relevant time by Seller 2 and any other issued or issuable shares of Class A Common Stock held by Seller 2 at the relevant time, either at the time of initial issuance or subsequently, by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been transferred in a public offering registered under the Securities Act or in a sale made through a broker, dealer or market-maker pursuant to Rule 144 promulgated under the Securities Act or may be sold by Seller 2 pursuant to Rule 144(k) under the Securities Act or otherwise sold pursuant to Rule 144 under the Securities Act. For purposes of this Agreement, Seller 2 will be deemed to be a holder of Registrable Securities whenever Seller 2 has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.
          “RF Investors Shareholders” means RF Investors, LLC and its successors and assigns.
          4.2 Registration Rights.
          (a) If LCCI proposes to register any shares of its Common Stock under the Securities Act whether for its own account or for the account of other security holders or both on any form other than S-8, S-4 (or Form S-3 if such registration covers an offering of the type contemplated by Form S-8) or any successor forms, LCCI will give prompt written notice (a “Registration Notice”) to Seller 2 of its intention so to register such shares of Common Stock. Seller 2 may, within 15 days after the receipt of the Registration Notice, notify LCCI in writing of the number of shares of Registrable Securities, if any, that Seller 2 desires to have included in such registration (a “Registration Request”), and LCCI shall use its best efforts to cause such shares of Registrable Securities to be included in such registration.
          (b) LCCI shall not be required to include such shares of Registrable Securities of Seller 2 in any such registration if and to the extent that, in the opinion of the managing underwriter for such offering, the inclusion of such shares of Registrable Securities would adversely affect the marketing of such proposed offering or if Seller 2 has not agreed to enter into an underwriting agreement in customary form with the underwriters and to refrain from selling any additional shares of Registrable Securities for such reasonable period following the effective date of the offering as such managing underwriter may request. If the number of shares of Registrable Securities to be offered by Seller 2 is so reduced (but Seller 2 is permitted to include some shares of Registrable Securities in such registration), then the shares that may be included by Seller 2 in such registration shall be limited accordingly. If more than one LCCI shareholder having registration rights has requested to participate in the registration, LCCI will include in such registration (i) first, the Common Stock LCCI proposes to sell, (ii) second, the Common Stock the RF Investors Shareholders propose to sell, and (iii), third, the Common Stock the Detron Investors propose to sell, which number of shares of Common Stock will be limited pro rata, based on the number of shares requested by each of the Detron Investors to be included in such registration.

          4.3 Registration Procedures. If and whenever LCCI is required to use its best efforts to effect or cause the registration of any shares under the Securities Act as provided in this Agreement, LCCI shall, as expeditiously as possible:
          (i) use its best efforts to prepare and file with the SEC within 90 days after receipt of a Registration Request for registration with respect to such shares, a registration statement on any form for which LCCI then qualifies or which counsel for LCCI shall deem appropriate and which form shall be available for the sale of the shares in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become effective; provided that before filing with the SEC a registration statement or prospectus or any amendments or supplements thereto, LCCI will (i) furnish to one counsel selected by the selling RF Investors Shareholders and one counsel selected by the Detron Investors copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel and (ii) notify Seller 2 of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;
          (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days or such shorter period which will terminate when all shares covered by such registration statement have been sold and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by Seller 2 set forth in such registration statement;
          (iii) furnish to Seller 2 and each underwriter, if any, of shares covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as Seller 2 may reasonably request in order to facilitate the disposition of the shares owned by Seller 2;
          (iv) use its best efforts to register or qualify such shares under such other state securities or “blue sky” laws of such jurisdictions as Seller 2 and each underwriter, if any, of shares covered by such registration statement reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Seller 2 and each underwriter, if any, to consummate the disposition in such jurisdictions of the shares owned by Seller 2; provided that LCCI will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;
          (v) use its best efforts to cause the shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of LCCI to enable Seller 2 to consummate the disposition of such shares;

          (vi) immediately notify Seller 2 during any time when a Registration Statement is effective under the Securities Act of the happening of any event which comes to LCCI’s attention if as a result of such event the prospectus included in such registration statement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and LCCI will promptly prepare and furnish to Seller 2 and file with the SEC a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
          (vii) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as Seller 2 or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such shares, including customary indemnification;
          (viii) make available for inspection by Seller 2, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by Seller 2 or the underwriters, all financial and other records, pertinent corporate documents and properties of LCCI and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause LCCI’s and its subsidiaries’ officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Person in connection with such registration statement;
          (ix) use its best efforts to obtain a “cold comfort” letter from LCCI’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as Seller 2 or the underwriter reasonably request; and
          (x) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.
          4.4 Duties of Seller 2 in Connection with Registration.
          (a) It shall be a condition precedent to the obligation of LCCI to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of Seller 2 that Seller 2 shall furnish to LCCI such information regarding the securities held by Seller 2 and any intended method of disposition thereof as LCCI shall reasonably request and as shall be required in connection with the action taken by LCCI.
          (b) Seller 2 agrees that, upon receipt of any notice from LCCI of the happening of any event of the kind described in clause (vi) of Section 4.3 hereof, Seller 2 will forthwith discontinue disposition of shares pursuant to the registration statement covering such shares until Seller 2’s receipt of the copies of the supplemented or amended prospectus contemplated by clause (vi) of Section 4.3 hereof, and, if so directed by LCCI, Seller 2 will deliver to LCCI (at LCCI’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in Seller 2’s possession, of the prospectus covering such shares current at the time of receipt of such notice. In the event LCCI shall give any such notice, the period mentioned in clause (ii) of Section 4.3 hereof shall be extended by the greater of (i) three months or (ii) the number of days during the period from and including the date of the giving of such notice pursuant to clause (vi) Section 4.3 hereof to and including the date when Seller 2 shall have received the copies of the supplemented or amended prospectus contemplated by clause (vi) of Section 4.3 hereof.
          4.5 Expenses. LCCI shall, whether or not any registration statement pursuant to this Agreement shall become effective under the Securities Act, pay all expenses incident to its performance of or compliance with this Agreement, including without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for LCCI and all independent public accountants (including the expenses of any audit or “cold comfort” letter) and other Persons retained by LCCI, the reasonable fees and disbursements of one counsel retained by the RF Investors Shareholders and one counsel retained by the Detron Investors and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding underwriting commissions and discounts). In all cases, any allocation of LCCI personnel or other general overhead expenses of LCCI or other expenses for the preparation of financial statements or other data normally prepared by LCCI in the ordinary course of its business shall be borne by LCCI.
          4.6 Indemnification and Contribution.
          (a) By LCCI. In the case of each registration effected by LCCI, LCCI will indemnify and hold harmless Seller 2, its officers and directors, if any, each underwriter of the shares of Common Stock registered and each Person who controls Seller 2 and any such underwriter within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or any other statute or law, including any amount paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the consent of LCCI, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions (subject to Section 4.6(c) below), insofar as any such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, or any post-effective amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used before the effective date of such registration statement, or contained in the prospectus (as amended or supplemented if LCCI files any amendment thereof or supplement thereto with the SEC), if used within the period during which LCCI is required to keep the registration statement to which such prospectus relates current pursuant to the terms hereof, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification provisions contained in this Section 4.6(a) shall not (A) apply to such losses, claims, damages, liabilities or actions arising out of, based upon, any such untrue statement or alleged untrue statement, or any such omission made in reliance upon and in conformity with information furnished in writing to LCCI by Seller 2 (or such underwriter) for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus amendment thereof or supplement thereto, or (B) inure to the benefit of any underwriter from whom the Person asserting any such losses, claims, damages, expenses, or liabilities purchased the shares of Common Stock which are the subject thereof or to the benefit of any Person controlling such underwriter, if such underwriter failed to send or give a copy of the prospectus or any amendment thereof or supplement thereto to such Person at or before the written confirmation of the sale of such shares of Common Stock to such Person.
          (b) By Seller 2. In the case of each registration effected by LCCI, Seller 2 shall agree, in the same manner and to the same extent as set forth in Section 4.6 (a), to indemnify and hold harmless LCCI, each Person, if any, who controls LCCI within the meaning of Section 15 of the Securities Act, and their directors and officers, with respect to any statement in or omission from such registration statement or any post effective amendment thereof or any preliminary prospectus or prospectus (as amended or supplemented if amended or supplemented as aforesaid) contained in such registration statement, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to LCCI by Seller 2 for use in connection with the registration statement or any post-effective amendment thereof or any preliminary prospectus or prospectus contained in such registration statement or any such amendment thereof or supplement thereto.
          (c) General. Each party entitled to indemnity under this Section 4.6 (the “indemnified party”) will, promptly after the receipt of notice of a claim, a threat of litigation or the commencement of any action against such indemnified party in respect of which indemnity may be sought from any other party (the “indemnifying party”) on account of an indemnity agreement contained in this Section 4.6, notify the indemnifying party in writing of the commencement thereof. The failure of any indemnified party so to notify an indemnifying party of such action shall relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party on account of the indemnity agreement contained in this Section 4.6, unless such indemnified party can establish that the indemnifying party has not been materially prejudiced in its ability to defend against or settle such action by such failure. In addition, any failure to give such notice shall not relieve the indemnifying party from any other liability that it may have to such indemnified party. Notice given within ten days of commencement of the action shall be conclusively presumed not to adversely affect the indemnifying party’s ability to defend or settle the action. In case any such action is brought against any indemnified party and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof and acknowledgment in writing by the indemnifying party that the claim in question is one for which the indemnifying party is obligated to indemnify the indemnified party, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation made at the request of the indemnifying party; provided, however, that if such indemnified party has a reasonable basis to believe, and does believe, that its interests in such action conflict with those of the indemnifying party, the indemnified party may so notify such indemnifying party and the indemnifying party will remain liable to such indemnified party for all fees, costs and expenses incurred by such indemnified party in retaining one separate counsel to participate in the defense of such action.
     (d) Contribution. To provide for contribution in circumstances in which the indemnification provided for in this Section 4.6 is for any reason held to be unavailable from Seller 2 or LCCI, Seller 2 and LCCI shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provisions (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by Seller 2 or LCCI, including from Persons who control LCCI within the meaning of Section 15 of the Securities Act, officers of LCCI who signed the registration statement and directors of LCCI, who may also be liable for contribution) to which Seller 2 and LCCI may be subject, in such proportions as are appropriate to reflect the relative fault of Seller 2 and LCCI in connection with the statement or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of Seller 2 and LCCI shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 4.6(d). Notwithstanding the foregoing provisions of this Section 4.6(d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 4.6(d), each Person, if any, who controls an LCC Shareholder or LCCI within the meaning of Section 15 of the Securities Act, each officer of LCCI who shall have signed the registration statement and each director of an LCC Shareholder or LCCI shall have the same rights to contribution as Seller 2 or LCCI subject in each case to the provisions of the preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this Section 4.6(d), notify such party from whom contribution may be sought, and such notice shall be a condition precedent to the other party’s liability under this Section 4.6(d) or otherwise.
          4.7 Holdback Agreements. If any registration pursuant to this Agreement shall be in connection with an underwritten offering, Seller 2 agrees, if so requested in writing by LCCI, not to effect any sale or distribution, including any private placement or any sale pursuant to Rule 144, or any successor provision, promulgated under the Securities Act, of any equity security of LCCI or of any security convertible into or exchangeable or exercisable for any equity security of LCCI (in each case, other than as part of such underwritten offering) during the seven days prior to, and during the 90 day period which begins on, the effective date of such registration statement (except as part of such registration).
          4.8 Transfer of Registration Rights. Seller 2 may transfer or assign its rights hereunder, in whole or in part, but only to a purchaser or other transferee of its Registrable Securities. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits hereof and shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof. If Seller 2 shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement.
          4.9 Other Registration Rights. LCCI will not grant to any Persons the right to request LCCI to register any equity securities of LCCI, or any securities convertible or exchangeable into or exercisable for such securities, which are more favorable to such Persons than the rights granted to Seller 2 hereunder without the prior written consent of Seller 2, unless LCCI agrees to amend this Agreement to grant such more favorable rights to Seller 2, in lieu of the rights granted hereunder. For the avoidance of doubt, the parties acknowledge that the foregoing provisions do not apply to the rights granted by LCCI to the RF Investors Shareholders under that certain Registration Rights Agreement dated July 25, 1996 among LCC International, Inc., RF Investors, LLC and MCI Telecommunications Corporation.
     5. Miscellaneous.
     5.1 Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court described in Section 5.11.
     5.2 Assignment; Successors and Assigns. No assignment or transfer by any party of such party’s rights and obligations under this Agreement will be made except with the prior written consent of the other party to this Agreement. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors and permitted assigns of the parties hereto.
     5.3 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby.
     5.4 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or sent by facsimile, by courier or registered mail, return receipt requested, postage prepaid. Such notices and other communications shall be addressed:

If to LCCI, at

7925 Jones Branch Drive
McLean, VA 22102
United States of America
FAX: 1 (703) 873-2900
Attention: General Counsel
or at such other address or addresses as may have been furnished in writing by LCCI to Seller 2, with a copy to (which shall not constitute notice)

Hogan & Hartson LLP
555 Thirteenth Street, NW
Washington, DC 20004
Fax: 1 (202) 637-5910
Attention: Lorraine Sostowski, Esq.

If to Seller 2, at

Kievitstraat 13
1850 Grimbergen
Belgium
Fax: +32 706 5436
Attention: Hilbert Van Muylem
or at such other address or addresses as may have been furnished in writing by Seller 2 to LCCI. Such notices or other communications shall be effective when received, and in any event no later than:

(i) when sent by facsimile 2 (two) business hours after receipt. Receipt shall be deemed to have occurred when transmission of such facsimile communication has been completed and a positive transmission report has been produced by the transmitting machine. For the purposes of this provision, “business hour” shall mean any time between 09.00 and 18.00 hours on a business day in the country of the addressee;
(ii) when sent by courier service 3 (three) days after dispatch; and
(iii) when sent by registered mail 3 (three) days after dispatch.
     5.5 Brokers. LCCI is not subject to an existing agreement with any finder and no fees will be paid by LCCI to any such finder in regard to the transactions contemplated by this Agreement. Seller 2 is not subject to an existing agreement with any finder and no fees will be paid by Seller 2 to any such finder in regard to the transactions contemplated by this Agreement. Each party will indemnify and save the other party harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders’ fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any Person on the basis of any statement or representation alleged to have been made by such indemnifying party.
     5.6 Entire Agreement. This Agreement and the Share Purchase Agreement embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.
     5.7 Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of LCCI and Seller 2. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only in a writing signed by the party claimed to have waived. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
     5.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.
     5.9 Headings. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.
     5.10 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.
     5.11 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law or conflicts of law provisions thereof. Each of the parties hereto (i) submits to the jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (ii) agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and (ii) agrees not to bring any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court.

Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 4.3; the foregoing, however, shall not affect the right of any party to serve legal process in any other manner permitted by law.
     5.12 Further Assurances. LCCI, on the one hand, and Seller 2, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.
     5.13 Survival. The representations and warranties each party contained herein shall survive until the expiration of the applicable statute of limitations applicable thereto.
{Signature pages follow}

          IN WITNESS WHEREOF, the undersigned have executed this Investment and Registration Rights Agreement (in counterpart signature and by facsimile signature) as of the date set forth in the first paragraph hereof.

LCC INTERNATIONAL, INC.

By:	/s/ Peter Deliso

Name: Peter Deliso
Title: Senior Vice President

EXICICOM BVBA

By:	/s/ Hilbert Van Muylem

Name: Hilbert Van Muylem
Title: General Manager